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                                                                    EXHIBIT 23.2

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


     We consent to the references to our firm under the captions "Experts" and "Selected Financial Data," and to the use of our report dated April 22, 1998,
except for Note 14 as to which the date is July   , 1998 in the Amendment No. 1
to Registration Statement (Form SB-2) and related Prospectus of Orthopaedic Biosystems Ltd., Inc. for the registration of shares of its common stock.


                                          ERNST & YOUNG LLP

Phoenix, Arizona

July   , 1998


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     The foregoing consent is in the form that will be signed upon the completion of the restatement of capital accounts described in Note 14 to the financial statements.



                                          /s/ ERNST & YOUNG LLP



Phoenix, Arizona


July 17, 1998